As filed with the Securities and Exchange Commission on November 22, 1996.

                                                      Registration No. 33-66116
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                             UNION ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

            State of Missouri                           43-0559760
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
      incorporation or organization)


                 1901 Chouteau Avenue, St. Louis, Missouri 63103
                                 (314) 621-3222
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                DONALD E. BRANDT,
                              Senior Vice President
                         Finance and Corporate Services

                          JAMES C. THOMPSON, Secretary
                             UNION ELECTRIC COMPANY
                 1901 Chouteau Avenue, St. Louis, Missouri 63103
                                  314-621-3222
            (Name, address, including zip code, and telephone number,
                   including area code, of agents for service)

                                ---------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement as determined by market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                             ---------------
                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                Proposed maximum        Proposed maximum
         Title of each class                 Amount to           offering price             aggregate                 Amount of
    of securities to be registered         be registered           per unit<F1>          offering price<F1>       registration fee
------------------------------------------------------------------------------------------------------------------------------------
First Mortgage Bonds and Debt
Securities............................     $310,000,000               100%                $310,000,000             $96,875 <F2>
====================================================================================================================================

<F1>     Estimated solely for purpose of calculating the registration fee.
<F2>     This  filing  fee was paid at the time of the  initial  filing  of this registration statement and no further fee is required.

         Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus filed as part of this registration statement will be used as a combined prospectus in connection with this registration statement and registration statement Nos. 33-45008 and 33-52914. Prior to the filing of this post-effective amendment to the registration statement, $225,000,000 aggregate principal amount of securities remained registered and unsold under this registration statement and registration statement Nos. 33-45008 and 33-52914.

--------------------------------------------------------------------------------

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 22, 1996

PROSPECTUS
----------



                                  $225,000,000

                             UNION ELECTRIC COMPANY

                              First Mortgage Bonds
                                 Debt Securities


                              --------------------


         Union Electric Company (the "Company") intends to offer from time to time, in one or more transactions, up to $225,000,000 aggregate principal amount of First Mortgage Bonds (the "New Bonds") and other debt securities (the "New Debt Securities", and together with the New Bonds, the "Securities") or any combination thereof, in one or more series at prices and on terms to be determined at the time or times of sale. The aggregate principal amount, rate of interest (which may be fixed or variable) or method of calculation thereof, interest payment dates, maturity, initial public offering price, provision of security, any terms for redemption, any sinking fund provisions, any subordination or interest deferral provisions (in the case of the New Debt Securities only), the names of any underwriters or agents, the principal amounts to be purchased by underwriters, the compensation of such underwriters or agents and other specific terms of each series of Securities in respect of which this Prospectus is being delivered (the "Offered Bonds" or the "Offered Debt Securities", as the case may be, and together, the "Offered Securities") will be set forth, to the extent applicable, in an accompanying prospectus supplement (the "Prospectus Supplement"). If applicable to the Offered Securities, the Prospectus Supplement will also contain information concerning certain United States federal income tax considerations.


                              --------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              ---------------------


         The Company intends to sell the Securities through underwriters, dealers, agents or directly to a limited number of purchasers. The names of, and the principal amounts to be purchased by or through, underwriters, dealers or agents, if any, the compensation of such persons and other special terms in connection with the offering and sale of such Offered Securities will be set forth in the Prospectus Supplement. See "Plan of Distribution" herein.


                              ---------------------



              The date of this Prospectus is _____________ __, 1996

                              AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information as of particular dates concerning directors and officers, their remuneration, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in reports of the Company filed with the Commission. Such reports and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.; 500 West Madison Street, Suite 1400, Chicago, Illinois; or in the Public Reference Room, 13th Floor, 7 World Trade Center, New York, New York. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material can also be inspected and copied at the office of the New York Stock Exchange, 20 Broad Street, New York, New York. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding reporting companies under the Exchange Act, including the Company, at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, heretofore filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-2967), are incorporated herein by reference:

                  (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Form 10-K Annual Report"); and

                  (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 (the "Form 10-Q Reports").

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents; provided that all documents so filed in each year during which the offering made by this Prospectus is in effect shall not be incorporated herein by reference or be a part hereof from and after the date of filing of the Company's Annual Report on Form 10-K for such year.

         Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than certain exhibits to such documents. Requests for such copies should be directed to Mr. James C. Thompson, Secretary, Union Electric Company, P.O. Box 149, St. Louis, Missouri 63166, or telephone (314) 621-3222. The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated by reference.

         Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof.

                                   THE COMPANY


         The Company, incorporated in Missouri in 1922, is successor to a number of companies, the oldest of which was organized in 1881. It is the largest electric utility in the State of Missouri and supplies electric service in territories in Missouri and Illinois having an estimated population of 2,600,000 within an area of approximately 24,500 square miles, including the greater St. Louis Area. Retail gas service is supplied in 90 Missouri communities and in the City of Alton, Illinois and vicinity. The Company's principal office is at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and its telephone number is (314) 621-3222.

         On August 11, 1995, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with CIPSCO Incorporated ("CIPSCO") and Ameren Corporation ("Ameren"), a newly formed entity, 50% owned by the Company and 50% owned by CIPSCO, pursuant to which, among other things, the Company and CIPSCO will be merged with Ameren (the "Merger"). Subsequent to the Merger, the Company and Central Illinois Public Service Company and CIPSCO Investment Company (wholly owned subsidiaries of CIPSCO), will continue as wholly owned subsidiaries of Ameren. The holders of the common stock of the Company and CIPSCO will receive shares of Ameren in the Merger. The Merger is expected to be tax-free for income tax purposes and will be accounted for under the "pooling of interests" method of accounting.

         After the Merger, Ameren will become a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended. In December 1995, the Merger was approved by the shareholders of the Company and CIPSCO. However, the Merger is still conditioned upon, among other things, receipt of certain regulatory and governmental approvals.

         Consummation of the Merger will not affect the Company's obligation with respect to the Securities or its other indebtedness.


                                 USE OF PROCEEDS

         As more specifically set forth in the applicable Prospectus Supplement, the Company proposes to apply the proceeds from the sale of the Offered Securities to redeem, discharge or refund existing long-term debt or preferred stock or to reimburse the Company's treasury for expenditures made for such purposes, or to repay all or a portion of short-term borrowings outstanding.


                       RATIO OF EARNINGS TO FIXED CHARGES

                                                 Twelve Months Ended
              1991   1992   1993   1994   1995   September 30, 1996
              ----   ----   ----   ----   ----   ------------------
              4.21   4.66   4.66   4.68   4.78           4.85

         For the purpose of computing the ratio of earnings to fixed charges, earnings consist of net income plus taxes based on income and fixed charges. Fixed charges consist of interest on debt, amortization of debt discount, premium and expense, and a portion of rentals which is deemed representative of the interest factor.


                            DESCRIPTION OF NEW BONDS

         General. The New Bonds are to be issued under the Indenture of Mortgage and Deed of Trust dated June 15, 1937 between the Company and Boatmen's Trust Company, as trustee (the "Mortgage Trustee"), as amended and supplemented by supplemental indentures, including one or more supplemental indentures relating to the Offered Bonds (collectively, the "Mortgage").

         The following statements about the Mortgage, the New Bonds and the mortgage indentures of two of the Company's former utility subsidiaries are summary outlines of provisions contained therein, do not purport to be complete and are qualified in their entirety by reference thereto. The specific references below are to provisions of the Mortgage unless otherwise indicated. Certain terms used below without definition are defined in the Mortgage. The term "Bonds" refers to all Bonds (including the New Bonds) issued under the Mortgage. Copies of the Mortgage (other than supplemental indentures thereto that only convey property) and the mortgage indentures and supplements and amendments thereto of two of the Company's former utility subsidiaries are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

         Reference is made to the applicable Prospectus Supplement for a series of the New Bonds for a description of the following terms of such series of New Bonds in respect of which this Prospectus is being delivered: (i) the title (series designation) of such New Bonds; (ii) the date or dates on which the principal of such New Bonds is payable; (iii) the rate or rates at which such New Bonds will bear interest; the date or dates from which such interest will accrue; the dates on which such interest will be payable and the regular record dates for the interest payable on such interest payment dates; (iv) the bases on which the New Bonds will be issued; (v) the option, if any, of the Company to redeem such New Bonds and the periods within which or the dates on which, the prices at which and the terms and conditions upon which, such New Bonds may be redeemed; (vi) the obligation, if any, of the Company to redeem or purchase such New Bonds pursuant to any sinking fund or at the option of the holder and the terms and conditions upon which such New Bonds will be redeemed pursuant to such obligation; and (vii) any other terms of such New Bonds not inconsistent with the provisions of the Mortgage.

         The New Bonds are to be issued as registered Bonds without coupons in denominations of $1,000 or multiples thereof. The New Bonds may be exchanged for other New Bonds of different authorized denominations and may be transferred without charge to the holders thereof other than for applicable governmental taxes. Notwithstanding the foregoing, the Company shall not be required to transfer or exchange any New Bond (i) during a period beginning at the opening of business 15 days before any selection of New Bonds to be redeemed and ending at the close of business on the day notice of redemption is mailed, or (ii) called or being called for redemption in whole or in part, except, in the case of any New Bond to be redeemed in part, the portion thereof not so to be redeemed.

         The Company reserves the right to provide in the supplemental indenture for any Offered Bonds to permit the issuance of such Offered Bonds in book-entry form. See "Global Securities" herein.

         Principal and interest are payable at the office of the Company in St. Louis, Missouri, provided that, at the option of the Company, interest may be paid by checks mailed to the registered owners of the New Bonds. Interest, other than defaulted interest, will be payable to the person in whose name any New Bond is registered at the close of business on the 15th day of the month next preceding a month containing an interest payment date (or, if such 15th day shall be a legal holiday in the State of New York or in the State of Missouri or a day when banking institutions in the Borough of Manhattan, The City of New York, or St. Louis, Missouri are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close). See also "Global Securities" herein.

         There is no improvement, maintenance or analogous fund for the New Bonds similar to the funds provided for one outstanding series of Bonds. The holders of the outstanding Bonds will not have any specific contractual protection in the event the Company becomes involved in a highly leveraged transaction.

         Security. In the opinion of the Vice President and General Counsel of the Company, the New Bonds will be secured, together with all other Bonds now or hereafter issued under the Mortgage, by a valid and direct first lien (subject to certain leases, Permitted Liens and other minor defects) on substantially all the properties and franchises of the Company other than cash, accounts receivable and other liquid assets, securities not specifically pledged and electric energy, materials, supplies or other products produced or purchased by the Company for use, sale or lease, and certain properties acquired in the 1983 mergers with two former utility subsidiaries, which properties are subject to the prior liens of their respective indentures.

         The Mortgage contains provisions subjecting after-acquired property (with certain exceptions) to the lien of the Mortgage. The indentures of the merged subsidiaries subject to the prior lien thereof after-acquired property constituting (with certain exceptions) additions, extensions, improvements, repairs, and replacements appurtenant to properties acquired in the mergers, and one such indenture subjects to the lien thereof after-acquired property situated in the territory formerly served by the former subsidiary.

         Issuance of Additional Bonds. Additional Bonds ranking equally with the New Bonds may be issued up to (i) 60% of the Net Bondable Value of Property Additions not subject to an Unfunded Prior Lien, (ii) the amount of Bonds retired or to be retired (except out of trust estate money) or (iii) the amount of cash deposited with the Mortgage Trustee for such purpose, which cash may thereafter be withdrawn upon the same basis that additional Bonds are issuable under (i) and (ii). (Arts. III and VIII.) Unless otherwise stated in the applicable Prospectus Supplement, the Offered Bonds will be issued against the deposit of cash, which cash will be concurrently withdrawn under clause (ii) above. At September 30, 1996, the aggregate principal amount of Bonds issuable under clause (i) above was approximately $1.2 billion (without giving effect to the issuance of New Bonds), and approximately $665 million principal amount of Bonds could be issued under clause (ii) above.

         Additional  Bonds may not be issued  (i)  unless  Net  Earnings  of the
Company Available for Interest and Property Retirement Appropriations for 12 consecutive months within the 15 months preceding such issuance shall have been equal to the greater of twice the annual interest charges on, or 10% of the principal amount of, all Bonds and Prior Lien Bonds then outstanding and then being issued, nor (ii) unless Net Earnings of the Company Available for Interest After Property Retirement Appropriations for such periods shall have been equal to twice the annual interest on all such Bonds and Prior Lien Bonds. Such earnings tests need not be complied with to issue Bonds to refund Bonds theretofore issued, or to refund a Prior Lien which simultaneously becomes a Funded Prior Lien upon the Property Additions made on the basis of such application, if application to issue additional Bonds for either of these two purposes is made at any time after a date two years prior to the maturity of the Bonds or Prior Lien Bonds being refunded. (Art. III, Secs. 3, 4 and 6; __________ Supplemental Indenture, Art. IV, Sec. 4.) The ratio under the test set forth under (ii) above, which is more restrictive than the test set forth under (i) above, was 6.6 for the twelve months ended September 30, 1996, and would permit the Company (without giving effect to the issuance of the New Bonds) to issue an additional $3.0 billion of First Mortgage Bonds (7.5% annual interest rate assumed). Net Earnings of the Company Available for Interest After Property Retirement Appropriations is defined as total operating revenues and net non-operating revenues, less operating expenses (other than income taxes) and less the greater of (i) the provisions for depreciation and expenditures for maintenance and repairs for the period in question or (ii) 15% of gross operating revenues (as defined) for the period in question. [(July 1956 Supplemental Indenture, Art. V, Sec. 2.)]

         Prior Lien Bonds secured by an Unfunded Prior Lien (such as bonds issuable under the indentures of the two former utility subsidiaries discussed above under "Security") may be issued under the circumstances and subject to the conditions and limitations contained in the Mortgage and the subsidiaries' indentures referred to above. (Art. IV, Secs. 15 and 16; __________ Supplemental Indenture, Art. IV, Sec. 4.) The Company has no plans to issue any such bonds and is in the process of extinguishing the lien of one of the subsidiaries' indentures, under which no bonds are outstanding.

         Dividend Restriction. There are no dividend restrictions applicable to the New Bonds. However, so long as Bonds of certain prior series are outstanding, the Company will not declare any dividend on its Common Stock (other than in Common Stock) or make any distribution on or acquire for value any of its Common Stock (otherwise than in exchange for, or out of proceeds of sale of, Common Stock) if the amount thereof, together with the aggregate of all payments made since June 30, 1961 would exceed $22,700,000 plus the net income applicable to the Common Stock subsequent to June 30, 1961. (See, e.g., May 1990 Supplemental Indenture, Art. IV, Sec. 6.)

         Modification of the Mortgage. With the consent of the holders of 80% of the Bonds and 80% in amount of Bonds of each affected series if less than all are affected, the Mortgage may be changed except to affect the terms of payment of the principal or interest on any Bond or to reduce the percentage of Bondholders required to effect any change. (Art. XV.) The Company has reserved the right to amend the Mortgage without any consent or other action by holders of Bonds of any series created by the Supplemental Indenture of August 16, 1976, or by any supplemental indenture dated thereafter, including the holders of the New Bonds, so as to substitute for the foregoing provision a provision to the effect that the Mortgage may be modified or altered and the rights of the holders of Bonds may be affected with the consent of the holders of 60% of the Bonds; and if less than all series of Bonds are affected, the consent also of the holders of 60% of the Bonds of each series affected. Additionally, the Company has reserved the right to amend the Mortgage, as supplemented, to authorize amendments thereto by an appropriate written consent of the holders of 60% of the Bonds without a meeting of such Bondholders.
(__________ Supplemental Indenture, Art. VII.)

         The Mortgage may be amended without a meeting of Bondholders to cure ambiguities or defects and may be so modified under certain other circumstances, provided that no such modification shall impair any of the rights of the Bondholders or of the Mortgage Trustee.

         Insofar as the holders of the Bonds of all series issued subsequent to the February 1974 Supplemental Indenture, including the New Bonds, are concerned, the Mortgage is amended by the February 1974 Supplemental Indenture (Art. VII.) to include construction work in progress on nuclear facilities and nuclear fuel as bondable property. (__________ Supplemental Indenture, Art. VI.)

         Defaults. Defaults are defined as being: default in payment of principal; default for 30 days in payment of interest or satisfaction of the Company's obligations respecting any sinking, improvement, maintenance or analogous fund; default in payment of principal of, or interest on, any Prior Lien Bonds; certain events in bankruptcy, insolvency or reorganization; default in other covenants for 60 days after notice by the Mortgage Trustee or the holders of 15% of the outstanding Bonds; failure under certain circumstances to discharge, or provide for, judgments; or termination of corporate franchise without continuance of business by a successor corporation.
(Art. IX, Sec. 1.)

         The Mortgage Trustee or the holders of not less than 25% of the outstanding Bonds may declare the entire principal due on default, but the holders of a majority of outstanding Bonds may annul such declaration if such default has been cured. (Art. IX, Sec. 1.) The Mortgage Trustee is required to enforce the lien of the Mortgage upon request of the holders of a majority in amount of the outstanding Bonds on default. (Art. IX, Sec. 4.) The Mortgage Trustee has no obligations to exercise any of its trusts or powers at the request of any of the Bondholders unless indemnified to its satisfaction, but the Mortgage Trustee is not relieved of its obligation to act upon the occurrence of an event of default. (Art. XIII, Sec. 1.)

         The Mortgage provides that the Mortgage Trustee, within 90 days after the occurrence of any default thereunder with respect to a series of New Bonds, is required to give the holders of such series notice of any default known to it, unless cured or waived; provided, however, that except in the case of a default in the payment of principal, interest or any sinking fund installment, if any, on any New Bonds of such series, the Mortgage Trustee may withhold such notice if the Mortgage Trustee and the Board of Directors determine that it is in the interest of such holders to do so. (Art. XIII, Sec. 3.)

         Evidence to be Furnished to the Mortgage Trustee. Compliance with Mortgage provisions is evidenced by written statements by Company officers, opinions of counsel and certificates of an engineer, accountant, appraiser or other expert (who in some instances must be independent). The Company is required to file various certificates and other reports annually, including, without limitation, an annual certificate evidencing compliance with all conditions and covenants without regard to any period of grace or notice requirements, and in certain events.

         Concerning the Mortgage Trustee. The Mortgage Trustee under the Mortgage is Trustee under the Indenture and the trustee under a trust agreement establishing a pension trust for the payment of retirement income for employees of the Company. The Mortgage Trustee also serves as trustee for the Company's Savings Investment Plan and nuclear decommissioning trust. John Peters MacCarthy, a director of the Company, is also a director of the Mortgage Trustee.

                       DESCRIPTION OF NEW DEBT SECURITIES

         General. The New Debt Securities may be issued in one or more new series under an Indenture or Indentures (the "Indenture") between the Company and Boatmen's Trust Company, as trustee (the "Trustee"). The following statements about the Indenture, one or more supplemental indentures, board resolutions or officer's certificates establishing the New Debt Securities and the New Debt Securities (the forms of each of which are filed, or will be filed, as exhibits to the Registration Statement of which this Prospectus forms a part, or as an exhibit to a Current Report on Form 8-K to be incorporated by reference in this Prospectus) are summary outlines of provisions contained therein, do not purport to be complete and are qualified in their entirety by reference thereto. Such statements make use of the terms defined in the Indenture and are qualified in their entirety by express reference to the sections of the Indenture cited herein.

         The New Debt Securities will be unsecured obligations of the Company and, if so provided in the Prospectus Supplement relating to a particular series of New Debt Securities, will be subordinated obligations of the Company (the "Subordinated New Debt Securities"). Except as may otherwise be described in the Prospectus Supplement, separate Indentures will be used for Subordinated Debt Securities (the "Subordinated Indenture") and for New Debt Securities that are not Subordinated New Debt Securities.

         Reference is made to the Prospectus Supplement relating to any particular issue of Offered New Debt Securities for the following terms: (1) the title of such Offered New Debt Securities; (2) any limit on the aggregate principal amount of such Offered Debt Securities or the series of which they are a part; (3) the date or dates on which the principal of any of such Offered Debt Securities will be payable; (4) the rate or rates (which may be fixed or variable) and/or the method of determination of such rate or rates at which any of such Offered Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (5) the place or places where the principal of, premium, if any, and interest on any of such Offered Debt Securities will be payable, (6) the period or periods within which the terms and conditions upon which any Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company; (7) the obligation or obligations, if any, of the Company to redeem or purchase any Offered Debt Securities pursuant to any mandatory redemption provisions or at the option of the Holder thereof, and the terms and conditions upon which any Offered Debt Securities shall be redeemed or purchased; (8) the denominations in which any of Offered Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (9) if the amount payable in respect of principal of or any premium or interest on such Offered Debt Securities may be determined with reference to an index or other fact or event ascertainable outside the Indenture, the manner in which such amounts will be determined; (10) if other than the principal amount thereof, the portion of the principal amount of any Offered Debt Securities which shall be payable upon declaration of acceleration of the Maturity thereof; (11) the terms, if any, pursuant to which such Offered Debt Securities may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person; (12) if such Offered Debt Securities are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Offered Debt Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Offered Debt Securities; (13) any addition to the Events of Default applicable to such Offered Debt Securities and any addition to the covenants of the Company for the benefit of the Holders of such Offered Debt Securities; (14) any interest deferral provisions; and (15) any other terms of such Offered Debt Securities of such series, or any Tranche thereof, not inconsistent with the provisions of the Indenture. (Sec. 301.)

         New Debt Securities may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to New Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any New Debt Securities which are denominated in a currency or currency unit other than Dollars may be described in the applicable Prospectus Supplement.

         The Company reserves the right to provide in the supplemental indenture or board resolutions for any series of Offered Debt Securities to permit the issuance of such Offered Debt Securities in book-entry form. See "Global Securities" herein.

         Except as may otherwise be described in the Prospectus Supplement, the covenants contained in the Indenture would not afford Holders of New Debt Securities protection in the event of a highly-leveraged transaction involving the Company.

         Subordination. If so provided in the applicable Prospectus Supplement, the Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness of the Company.

         No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the Subordinated Debt Securities may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or if the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the Holders of the Subordinated Debt Securities are entitled to receive or retain any payment. (Sec. 1502.) The rights of the Holders of the Subordinated Debt Securities will be subrogated to the rights of the Holders of Senior
Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. (Sec. 1504.)

         The term "Senior Indebtedness" is defined in the Subordinated Indenture to mean obligations (other than non-recourse obligations, the indebtedness issued under the Subordinated Indenture and other indebtedness which is expressly made subordinate to or pari passu with the Subordinated Debt Securities) of, or guaranteed or assumed by, the Company for borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the Subordinated Debt Securities)) or for the payment of money relating to any lease which is capitalized on the balance sheet of the Company in accordance with generally accepted accounting principles as in effect from time to time, or indebtedness evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of the Subordinated Indenture or subsequently incurred by the Company.

         The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that the Company may issue. As of September 30, 1996, outstanding Senior Indebtedness of the Company aggregated approximately $1.8 billion.

         Form, Exchange, and Transfer. Unless otherwise specified in the applicable Prospectus Supplement, the New Debt Securities of each series will be issuable only in fully registered form without coupons and in denominations of $1,000 and any integral multiple thereof. (Secs. 201 and 302.)

         At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to global securities, New Debt Securities of any series will be exchangeable for other New Debt Securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount. (Sec. 305.)

         Subject to the terms of the Indenture and the limitations applicable to global securities, New Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or accompanied by a duly executed instrument of transfer) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company may designate itself the Security Registrar. No service charge will be made for any registration of transfer or exchange of New Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Sec. 305.) Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any New Debt

Securities will be named in the applicable Prospectus Supplement. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the New Debt Securities of each series. (Sec. 602.)

         The Company will not be required to (i) issue, register the transfer of, or exchange any Debt Security or any Tranche thereof during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security called for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Sec. 305.)

         Payment and Paying Agents. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Sec. 307.)

         Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the New Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, the Company, at its office in St. Louis, Missouri, will be designated as the sole Paying Agent for payments with respect to New Debt Securities of each series. Any other Paying Agents initially designated by the Company for the New Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the New Debt Securities of a particular series. (Sec. 602.)

         All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof. (Sec. 603.)

         Redemption. Any terms for the optional or mandatory redemption of New Debt Securities will be set forth in the applicable Prospectus Supplement or a supplement thereto. Except as shall otherwise be provided in the applicable Prospectus Supplement with respect to New Debt Securities that are redeemable at the option of the Holder, New Debt Securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the New Debt Securities of a series, or any Tranche thereof, are to be redeemed, the particular New Debt Securities to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by such method of random selection as the Security Registrar deems fair and appropriate. (Secs. 403 and 404.)

         Any notice of redemption at the option of the Company may state that such redemption will be conditional upon receipt by the Paying Agent or Agents, on or prior to the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such New Debt Securities and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such New Debt Securities. (Sec. 404.)

         Consolidation, Merger and Sale of Assets. The Company may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (i) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety shall be a Person organized and validly existing under the laws of any domestic jurisdiction and such Person expressly assumes the Company's obligations on the New Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and
(iii) the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel as provided in the Indenture. (Sec. 1101.)

         Events of Default. Unless otherwise specified in the applicable Prospectus Supplement, each of the following will constitute an Event of Default under the Indenture with respect to New Debt Securities of any series: (a) failure to pay any interest on any New Debt Securities of such series within 60 days after the same becomes due and payable; (b) failure to pay principal or premium; if any, on any Debt Security of such series within three Business Days after the same becomes due and payable; (c) failure to perform or breach of any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty of the Company in the Indenture solely for the benefit of one or more series of New Debt Securities other than such series) for 60 days after written notice to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 33% in principal amount of the New Debt Securities of such series outstanding under the Indenture as provided in the Indenture; (d) certain events of bankruptcy, insolvency or reorganization; and
(e) any other Event of Default specified in the applicable Prospectus Supplement with respect to New Debt Securities of particular series.
(Sec. 801.)

         No Event of Default with respect to the New Debt Securities necessarily constitutes an Event of Default with respect to the New Debt Securities of any other series issued under the Indenture.

         If an Event of Default with respect to any series of New Debt Securities occurs and is continuing, then either the Trustee or the Holders of not less than 33% in principal amount of the Outstanding New Debt Securities of such series may declare the principal amount (or if the New Debt Securities of such series are discount notes or similar New Debt Securities, such portion of the principal amount as may be specified in the applicable Prospectus Supplement) of all of the New Debt Securities of such series to be due and payable immediately; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of New Debt Securities, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Debt Securities of all such series, considered as one class, may make such declaration of acceleration and not the Holders of the Debt Securities of any one of such series.

         At any time after the declaration of acceleration with respect to the New Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

         (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                  (1) all overdue interest on all New Debt Securities of such series;

                  (2) the principal of and premium, if any, on any New Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such New Debt Securities;

                  (3) interest upon overdue interest at the rate or rates prescribed therefor in such New Debt Securities, to the extent that payment of such interest is lawful; and

                  (4) all amounts due to the Trustee under the Indenture;

         (b) any other Event or Events of Default with respect to the New Debt Securities of such series, other than the nonpayment of the principal of the New Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (Sec. 802.)

         Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Sec. 903.) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding New Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Sec. 812.)

         No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the New Debt Securities of such series, (ii) the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of such series have made written request to the Trustee, and such Holder or Holders have offered reasonable indemnity to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Sec. 807.) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Sec. 808.)

         The Company will be required to furnish to the Trustee annually a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Indenture. (Sec. 606.)

         Modification and Waiver. Without the consent of any Holder of New Debt Securities, the Company and the Trustee may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted successor to the Company of the covenants of the Company in the Indenture and the New Debt Securities; or (b) to add one or more covenants of the Company or other provisions for the benefit of the Holders of all or any series of Outstanding Debt Securities or to surrender any right or power conferred upon the Company by the Indenture; or (c) to add any additional Events of Default with respect to all or any series of Outstanding Debt Securities; or
(d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of New Debt Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no Debt Security of such series remaining Outstanding under the Indenture; or (e) to provide collateral security for the New Debt Securities; or (f) to establish the form or terms of New Debt Securities of any series as permitted by the Indenture; or (g) to evidence and provide for the acceptance of appointment of a successor Trustee under the Indenture with respect to the New Debt Securities of one or more series and to add to or change any of the provisions of the
Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one trustee; or
(h) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of New Debt Securities; or
(i) to change any place where (1) the principal of and premium, if any, and interest, if any, on any New Debt Securities shall be payable, (2) any New Debt Securities may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon the Company in respect of New Debt Securities and the Indenture may be served; or (j) to cure any ambiguity or inconsistency or to make or change any other provisions with respect to matters and questions arising under the Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of New Debt Securities of any series in any material respect. (Sec. 1201.)

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions of the Indenture. (Sec. 607.) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Sec. 813.)

         Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is amended after the date of the Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment. (Sec. 1201.)

         Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the New Debt Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of New Debt Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the New Debt Securities of any series have been issued in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all Tranches so directly affected, considered as one class, will be required; and provided further, that no such amendment or modification may
(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Debt Security, (b) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Debt Security of such series or Tranche, or (c) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the New Debt Securities of any series, or any Tranche thereof, without the consent of the Holder of each Outstanding Debt Security affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of New Debt Securities or one or more Tranches thereof, or modifies the rights of the Holders of New Debt Securities of such series or Tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the New Debt Securities of any other series or Tranche. (Sec. 1202.)

         The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date, (i) New Debt Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Securities Outstanding under this Indenture, or all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (i)) shall be disregarded and deemed not to be Outstanding; (ii) the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof as provided in the Indenture; and (iii) the principal amount of a Debt Security denominated in one or more foreign currencies or a composite currency that will be deemed to be Outstanding will be the Dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (ii) above, of the amount described in such clause). (Sec. 101.)

         If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security. (Sec. 104.)

         Satisfaction and Discharge; Defeasance. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture, with respect to any and all series of New Debt Securities (except for certain specified surviving obligations) will be discharged and canceled upon the satisfaction of certain conditions, including: (a) the payment in full of the principal of (and premium, if any) and interest on all series of the New Debt Securities or the deemed payment in full of such New Debt Securities, as described below; (b) the payment by the Company of all other sums required under the Indenture; and (c) the delivery of a certificate by the Company to the Trustee stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with.

         In addition, the Company may at any time (i) terminate certain of its obligations under the Indenture with respect to New Debt Securities of any series ("legal defeasance") or (ii) terminate its obligations under certain covenants set forth in the Indenture with respect to New Debt Securities of any series (after which any omission to comply with such obligations shall not constitute a Default with respect to such New Debt Securities) ("covenant defeasance"). To exercise either legal defeasance or covenant defeasance, the Company must irrevocably deposit in trust with the Trustee, for the benefit of the Holders, cash or Eligible Obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of and premium and interest, if any, due and to become due on the New Debt Securities of such series on or prior to their redemption or maturity date in accordance with the terms of the Indenture and such New Debt Securities; provided that either (i) such money or the proceeds of such Eligible Obligations shall have been on deposit with the Trustee for a period of at least 90 days, or (ii) the Trustee shall have received an Opinion of Counsel to the effect that payments to Holders with such moneys as proceeds are not recoverable as a preference under any applicable United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors. The Company must also comply with certain other conditions, including the delivery of an Opinion of Counsel to the effect that the Holder of such Debt Securities will not realize income, gain or loss for federal income tax purposes as a result of such defeasance, and will realize income, gain or loss on the New Debt Securities, including payments of interest thereon, on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance, the Opinion of Counsel must be accompanied by a ruling of the Internal Revenue Service issued to the Company, or based on a change in law or regulation occurring after the date of the Indenture. Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

         Governing Law. The Indenture and the New Debt Securities will be governed by and construed in accordance with the law of the State of New York. (Sec. 112.)

         Concerning the Trustee. The Trustee under the Indenture is the Mortgage Trustee under the Mortgage and the trustee under a trust agreement establishing a pension trust for the payment of retirement income for employees of the Company. The Trustee also serves as trustee for the Company's Savings Investment Plan and nuclear decommissioning trust. John Peters MacCarthy, a director of the Company, is also a director of the Trustee.

                                GLOBAL SECURITIES

         Some or all of the New Bonds or New Debt Securities of any series may be represented, in whole or in part, by one or more global securities (each, a "Global Security") which will have an aggregate principal amount equal to that of the New Bonds or New Debt Securities represented thereby. Each Global Security will be registered in the name of a depositary (the "Depositary") or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Mortgage or the Indenture.

         As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of such Global Security and the Securities represented thereby for all purposes under the Securities and the Mortgage or the Indenture as the case may be. Except in limited circumstances, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Securities in exchange therefor and will not be considered to be the owners or holders of such Global Security or any Securities represented thereby for any purpose under the Securities or the Mortgage or the Indenture as the case may be. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

         Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges, and others matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Mortgage Trustee under the Mortgage, the Trustee under the Indenture, or any agents of each of the foregoing, will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising, or reviewing any records relating to such beneficial interests.


                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Form 10-K Annual Report, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The statements as to matters of law and legal conclusions included in the Company's Form 10-K Annual Report and the Form 10-Q Reports incorporated by reference in this Prospectus, and such statements included in this Prospectus under "Description of the New Bonds" have been prepared under the supervision of, and reviewed by, William E. Jaudes, Vice President and General Counsel of the Company and such statements are made and incorporated or included herein in reliance on the authority of Mr. Jaudes as an expert. Mr. Jaudes is a full-time employee of the Company, and at September 30, 1996, owned 5,420 shares of the Company's Common Stock.


                                 LEGAL OPINIONS

         The legality of the Securities will be passed upon for the Company by William E. Jaudes, Vice President and General Counsel of the Company. Certain legal matters will be passed upon for any underwriters, dealers or agents by Winthrop, Stimson, Putnam & Roberts, New York, New York.


                              PLAN OF DISTRIBUTION

         The Company may sell the Securities in any of three ways: (i) through underwriters or dealers, (ii) directly to a limited number of purchasers or to a single purchaser or (iii) through agents. The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of a particular series of the Offered Securities, including the name or names of any underwriters, the purchase price of such Offered Securities and the net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price of the Offered Securities, any discounts or concessions allowed or reallowed or paid to dealers, and the extent, if any, to which underwriters intend to make a market in the Offered Securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in a Prospectus
Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Offered Securities if any are purchased.

         If Securities are sold through agents designated by the Company, the applicable Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Offered Securities and any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         If so indicated in the Prospectus Supplement, the Company will authorize underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

         Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         Filing fee for registration statement*...................... $  96,875
         Fees charged by state regulatory commissions*...............    10,710
         Printing expenses...........................................    25,000
         Fees and expenses of Trustees...............................    12,000
         Fees and expenses of Accountants............................    30,000
         "Blue Sky" fees and expenses................................     6,000
         Title expenses and recording of supplemental indentures.....    30,000
         Rating agencies' fees.......................................    60,000
         Miscellaneous expenses......................................    20,125
                                                                      ---------

                                    Total............................ $ 290,710

--------------------------
         *  Actual.  All other expenses are estimated.


Item 15.  Indemnification of Directors and Officers.

         The By-Laws of the Company provide that each person who now is or hereafter becomes a director or officer shall be indemnified by the Company to the maximum extent permitted by law against all judgments, expenses and settlements incurred in connection with any direct or third party civil action or any criminal claim against that person arising by reason of the fact that the person is or was serving as a director or officer of the Company; subject, however, to the statutory restriction that the Company cannot indemnify any person if that person's conduct is adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Partial indemnification, to the extent permitted by law and public policy, is permitted in instances where full indemnification is not permitted. And, where full indemnification is prohibited, such person nevertheless shall have a right of contribution to the extent permitted by law and public policy in situations where said party is held jointly liable with the Company.

         The aforesaid right to indemnification is not exclusive of any other right to indemnification that such persons may be entitled under any contract or agreement. The Company has contracted with each director to provide indemnification to the maximum extent permitted by law and public policy for any and all expenses (including judgments, fines, attorneys' fees, and amounts paid in settlement) incurred by said director in his capacity as a director.

         Section 351.355 R.S.Mo. 1994 also provides for indemnification by a corporation of each director and officer in connection with any civil or criminal action unless said person's conduct is adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

         Subject to certain exceptions, the directors and officers of the Company are insured for loss up to $25,000,000 resulting from any claim or claims made against them, including claims arising under the Securities Act of 1933 and caused by any negligent act, any error, any omission or any breach of duty while acting in their capacities as officers or directors, and the Company is identically insured to the extent that it shall have indemnified the directors and officers for such loss (subject to a deductible of $2,000.000 with respect to each loss). The premiums for such insurance are paid by the Company.

Item 16.  Exhibits.

         The following exhibits were previously filed with this registration statement or are filed herewith and made a part hereof:


   Exhibit No.                              Description
   -----------                              -----------

          1.1           - Form of  Underwriting  Agreement  for New Bonds.
                        (Previously filed.)

          1.2           - Form of  Underwriting  Agreement  for  New  Debt
                        Securities.

          4.1 - Form of Supplemental Indenture of the Company relating to New Bonds. (Previously filed.)

          4.12          - Form of Indenture of the Company relating to New
                        Debt Securities.

          4.13          - Form  of  Board  Resolutions   Authorizing   the
                        Issuance of Subordinated Debt Securities.

          4.14          - Form of Specimen Subordinated Debt Security.

          5.1 - Opinion of William E. Jaudes, Vice President and General Counsel of the Company, including consent.

          5.2 - Opinion of Winthrop, Stimson, Putnam & Roberts with respect to certain New York law matters, including consent.

          8 - Opinion of Winthrop, Stimson, Putnam & Roberts, special tax counsel to the Company, with respect to tax matters, including consent.

         12 - Statement re computation of ratio of earnings to fixed charges.

         23             - Consent of Independent Accountants.

         24             - Powers of Attorney.  (Previously filed.)

         25.1 - Form T-1 of Boatmen's Trust Company, Mortgage Trustee. (Previously filed.)

         25.2           - Form T-1 of Boatmen's Trust Company, Trustee.

         99             - Form  of  Prospectus   Supplement  relating  to
                        Subordinated Debt Securities.*



-------------------
* The form of Prospectus Supplement filed as Exhibit 99 to this post-effective amendment to the registration statement may be used as a supplement to the Prospectus forming a part of this post-effective amendment to the registration statement in connection with an offering of the securities referenced therein and is included as an exhibit because of the current plans of the Company, subject to market conditions and other factors, to commence such an offering following effectiveness of this post-effective amendment to the registration statement.

                       Exhibits Incorporated by Reference


   Exhibit No.                              Description
   -----------                              -----------

          4.2 - Indenture of Mortgage and Deed of Trust of the Company dated June 15, 1937, as amended May 1, 1941, and Second Supplemental Indenture dated May 1, 1941. (Registration No. 2-4940, Exhibit B-1.)

          4.3           - Supplemental Indentures to Mortgage


Dated as of                       File Reference             Exhibit No.
-----------                       --------------             -----------

March 1, 1967                  2-58274                               2.9
March 15, 1968                 Form 8-K, April 1968                  2
May 1, 1969                    Form 8-K, May 1969                    2
October 1, 1969                Form 8-K, October 1969                2
January 1, 1971                Form 8-K, January 1971                2
April 1, 1971                  Form 8-K, April 1971                  6
September 15, 1971             Form 8-K, October 1971                3
February 1, 1974               Form 8-K, February 1974               3
August 16, 1976                Form 8-K, September 1976              4
December 1, 1977               Form 10-K, 1977                       6.5
July 7, 1980                   2-69821                               4.6
February 1, 1981               2-70655                               4.5
September 1, 1982              2-79118                               4.4
March 1, 1983                  2-82336                               4.3
March 1, 1986                  33-3737                               4.3
May 1, 1990                    Form 10-K, 1990                       4.6
December 1, 1991               33-45008                              4.4
December 4, 1991               33-45008                              4.5
January 1, 1992                Form 10-K, 1991                       4.6
October 1, 1992                Form 10-K, 1992                       4.6
December 1, 1992               Form 10-K, 1992                       4.7
February 1, 1993               Form 10-K, 1992                       4.8
May 1, 1993                    Form 10-K, 1993                       4.4
August 1, 1993                 Form 10-K, 1993                       4.4
October 1, 1993                Form 10-K, 1993                       4.7
January 1, 1994                Form 10-K, 1993                       4.8



          4.5 - Indenture of Mortgage and Deed of Trust of Missouri Power & Light Company dated July 1, 1946 and Supplemental Indentures dated July 1, 1946, November 1, 1949, June 1, 1951, July 1, 1954,
                        December 1, 1959, July 1, 1962, March 1, 1966,
                        April 1, 1967, June 15, 1969, April 15, 1973,
                        December 1, 1974, May 1, 1976 and July 1, 1979.
                        (Registration No. 2-87469, Exhibit 4.1.)

          4.6 - Fourteenth Supplemental Indenture dated as of December 30, 1983 to the Mortgage and Deed of
                        Trust dated July 1, 1946, of Missouri Power & Light Company. (1983 Form 10-K, Exhibit 4.23.)

          4.7 - Instrument of Substitution of Individual Trustee dated as of November 1, 1988 under the Mortgage and Deed of Trust dated July 1, 1946 of Union Electric Company (successor to Missouri Power & Light Company). (1988 Form 10-K, Exhibit 4.8.)

          4.8 - Indenture of Mortgage or Deed of Trust of Missouri Edison Company dated July 1, 1945 and Supplemental Indentures dated January 1, 1952, June 1, 1961,
                        June 1, 1965, August 1, 1975, September 1, 1976,
                        November 1, 1977, February 1, 1981 and July 1,
                        1982.  (Registration No. 2-87469, Exhibit 4.2.)

          4.9 - Ninth Supplemental Indenture dated as of December 30, 1983 to the Indenture of Mortgage or Deed of Trust dated as of July 1, 1945 of Missouri Edison Company. (1983 Form 10-K, Exhibit 4.24.)

          4.10 - Instrument of Substitution of Trustee dated as of March 1, 1985 under the Indenture of Mortgage or Deed of Trust dated July 1, 1945 of Union Electric Company (successor to Missouri Edison Company). (1984 Form 10-K, Exhibit 4.10.)

          4.11 - Instrument of Substitution of Trustee dated as of October 14, 1986 under the Indenture of Mortgage or Deed of Trust dated July 1, 1945 of Union Electric Company (successor to Missouri Edison Company). (September 30, 1986 Form 10-Q, Exhibit 4.2.)



         Note: Reports of the Company on Forms 8-K and 10-K are on file with the SEC under file number 1-2967.

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (6) That (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on the 22nd day of November, 1996.

                                       UNION ELECTRIC COMPANY
                                         (Registrant)


                                       /s/Charles W. Mueller
                                       _____________________
                                       CHARLES W. MUELLER
                                       President and Chief
                                        Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



________________________*        Senior Vice President        November 22, 1996
DONALD E. BRANDT                (Principal Financial and
                                   Accounting Officer)

________________________*              Director               November 22, 1996
WILLIAM E. CORNELIUS

________________________*              Director               November 22, 1996
THOMAS H. JACOBSEN

________________________*              Director               November 22, 1996
THOMAS A. HAYS

________________________*              Director               November 22, 1996
JOHN PETERS MacCARTHY

________________________*              Director               November 22, 1996
PAUL L. MILLER, JR.

________________________*              Director               November 22, 1996
CHARLES W. MUELLER

________________________*              Director               November 22, 1996
ROBERT H. QUENON

________________________*              Director               November 22, 1996
HARVEY SALIGMAN

________________________*              Director               November 22, 1996
JANET McAFEE WEAKLEY



*  By /s/ James C. Thompson                              November 22, 1996
   ---------------------------------------
         (James C. Thompson, Attorney-in-Fact)

                                  EXHIBIT INDEX


   Exhibit No.                          Description
   -----------                          -----------

          1.1           - Form of Underwriting Agreement for New Bonds.
                        (Previously filed.)

          1.2           - Form of Underwriting Agreement for New Debt
                        Securities.

          4.1 - Form of Supplemental Indenture of the Company relating to New Bonds. (Previously filed.)

          4.12          - Form of Indenture of the Company relating to New
                        Debt Securities.

          4.13 - Form of Board Resolutions Authorizing the Issuance of Subordinated Debt Securities.

          4.14          - Form of Specimen Subordinated Debt Security.

          5.1 - Opinion of William E. Jaudes, Vice President and General Counsel of the Company, including consent.

          5.2 - Opinion of Winthrop, Stimson, Putnam & Roberts with respect to certain New York law matters, including consent.

          8 - Opinion of Winthrop, Stimson, Putnam & Roberts, special tax counsel to the Company, with respect to tax matters, including consent.

         12 - Statement re computation of ratio of earnings to fixed charges.

         23             - Consent of Independent Accountants.

         24             - Powers of Attorney.  (Previously filed.)

         25.1 - Form T-1 of Boatmen's Trust Company, Mortgage Trustee. (Previously filed.)

         25.2           - Form T-1 of Boatmen's Trust Company, Trustee.

         99 - Form of Prospectus Supplement relating to Subordinated Debt Securities.